UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Definitive Material Agreement

On October 28, 2009, 1st Pacific Bancorp (“1st Pacific Bancorp”), its wholly-owned subsidiary, 1st Pacific Bank of California, FB Bancorp and First Business Bank, National Association (“First Business Bank”), entered into a Termination Agreement (“Termination Agreement”), pursuant to which the parties terminated the Agreement and Plan of Merger dated July 16, 2009, between such parties (the “Merger Agreement”).  The Merger Agreement contemplated a series of mergers, the result of which would have been that each outstanding share of 1st Pacific Bancorp’s common stock would have been converted into the right to receive (i) $1.40 in cash, and (ii) a percentage of the potential recoveries of certain charged-off loans and a lawsuit, and First Business Bank’s shareholders would have become the shareholders of 1st Pacific Bancorp.  The Merger Agreement was terminated by the mutual consent of the parties in part because the current economic and regulatory environment presented unanticipated complications that could not be overcome given the structure of the transaction.  No early termination penalties were incurred by any of the parties to the Merger Agreement in connection with its termination.  Along with the termination of the Merger Agreement, the Termination Agreement also provides for the mutual release of claims by the parties against each other arising out of the Merger Agreement.

The descriptions of the Merger Agreement and the Termination Agreement herein are only summaries and are qualified in their entirety by the full text of such documents.  The Termination Agreement is filed as an exhibit to this Current Report on Form 8-K, and is incorporated by reference herein.  The Merger Agreement was filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 17, 2009, and is incorporated by reference herein.

Item 1.02               Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 regarding the termination of the Merger Agreement is hereby incorporated into this Item 1.02 by reference.

Item 8.01               Other Events.

Also on October 28, 2009, 1st Pacific Bancorp and First Business Bank issued  a joint press release announcing their termination of the Agreement (“Press Release”).  The description herein of the Press Release is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)      Exhibits.

10.1                           Termination Agreement dated October 28, 2009, by and among FB Bancorp, First Business Bank, National Association, 1st Pacific Bancorp, and 1st Pacific Bank of California

99.1         Press Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the ability to efficiently incorporate acquisitions into current operations; the ability of the two institutions to increase their customer bases; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in 1st Pacific Bancorp’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. 1st Pacific Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: October 28, 2009	By:	/s/ James H. Burgess
James H. Burgess
Executive Vice President
Chief Financial Officer
Principal Accounting Officer